UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Secondary Offering

On November 23, 2015, The J. M. Smucker Company (the “Company”) announced that Blue Holdings I, L.P. (the “Selling Shareholder”) intends to offer for sale in an underwritten secondary offering 3,861,650 shares of the Company’s common stock pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The Company originally issued to the Selling Shareholder 17,061,079 shares of common stock on March 23, 2015 in connection with its acquisition of Big Heart Pet Brands (the “Big Heart Acquisition”). The shares to be sold by the Selling Shareholder represent 100% of the ownership interests attributable to affiliates of Vestar Capital Partners (“Vestar”). The Company is not selling any shares and will not receive any proceeds from the proposed offering. Previously, on July 15, 2015, the Selling Shareholder sold 4,921,934 shares in an underwritten secondary offering, which represented 100% of the ownership interests attributable to affiliates of Centerview Capital Management LLC (“Centerview”) and AlpInvest US Holdings, LLC (the “July 2015 Secondary Offering”), and on September 25, 2015, the Selling Shareholder sold 8,277,495 shares in an underwritten secondary offering (the “September 2015 Secondary Offering”), which represented 100% of the ownership interests attributable to affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”).

In connection with the Big Heart Acquisition, each of Centerview, KKR and Vestar was granted the right to designate a board observer to the Company’s Board of Directors, which rights terminate if the applicable investor beneficially owns less than 50% of the shares of the Company initially owned by it upon completion of the Big Heart Acquisition. As previously disclosed, upon completion of the July 2015 Secondary Offering, Centerview ceased to be the beneficial owner of any of the Company’s shares and lost its right to designate a board observer, and upon completion of the September 2015 Secondary Offering, KKR ceased to be the beneficial owner of any of the Company’s shares and lost its right to designate a board observer. The Selling Shareholder has advised the Company that Vestar is also expected to lose its right to a board observer upon completion of the proposed offering.

Morgan Stanley and Credit Suisse will act as the underwriters for the offering. The Company has filed a registration statement (File No. 333-197428) (including a prospectus and a prospectus supplement) with the SEC for the offering, and the Company intends to file a further prospectus supplement with respect to the offering. Before investing, investors should read the prospectus and prospectus supplements in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents for free by visiting EDGAR on the SEC Web site at: www.sec.gov. Alternatively, copies of the prospectus supplements and accompanying prospectus relating to the offering, when available, may be obtained by writing or telephoning us at The J. M. Smucker Company, Attention: Corporate Secretary, One Strawberry Lane, Orrville, Ohio 44667, (330) 684-3838.

The foregoing will not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The proposed offering of the shares of common stock is being made only by means of one or more prospectus supplements and a related prospectus.

Previously Announced Fiscal 2016 Second Quarter Results

The following information was previously disclosed by the Company and is being reproduced below in connection with the secondary offering.

On November 19, 2015, the Company announced results for the second quarter ended October 31, 2015, of its 2016 fiscal year. All comparisons are to the second quarter of the prior fiscal year, unless otherwise noted.

Executive Summary

•	Net sales increased $595.9 million, or 40 percent, reflecting the contribution of Big Heart Pet Brands (“Big Heart”), acquired in fiscal 2015, and growth within the U.S. Retail Coffee segment.

•	Net income per diluted share was $1.47, a decrease of 5 percent, as the benefit from Big Heart operations was offset by merger and integration costs, higher interest expense, and the impact of additional shares outstanding.

•	Non-GAAP income per diluted share was $1.62, an increase of 6 percent, while adjusted non-GAAP income per diluted share, which excludes amortization, was $1.91, an increase of 13 percent.

•	Free cash flow was $211.0 million, reflecting the benefits of the Company’s working capital reduction initiatives.

Second Quarter Consolidated Results

	Three Months Ended October 31,
	2015	2014	% Increase (Decrease)
	(Dollars and shares in millions, except per share data)
Net sales	$2,077.7	$1,481.8	40%
Operating income	$313.8	$254.8	23%
Non-GAAP operating income	$341.4	$250.3	36%
Net income per common share - assuming dilution	$1.47	$1.55	(5%)
Non-GAAP income per common share – assuming dilution	$1.62	$1.53	6%
Adjusted non-GAAP income per common share – assuming dilution	$1.91	$1.69	13%
Weighted-average shares outstanding – assuming dilution	119.7	101.8	18%

Results for the period ended October 31, 2015, include the operations of Big Heart, which was acquired after the comparable prior year period, and the incremental impact of Sahale Snacks, Inc. (“Sahale”), which was acquired on September 2, 2014. Adjusted non-GAAP income per diluted share excludes the noncash impact of amortization.

Net sales increased reflecting the contribution of $576.7 million from Big Heart. Excluding Big Heart, the incremental impact of Sahale, and foreign currency exchange, net sales increased $35.8 million, or 2 percent. This was driven by favorable volume/mix led by the U.S. Retail Coffee segment. Net price realization was 3 percentage points lower, reflecting lower net pricing for coffee and peanut butter.

Gross profit increased $250.8 million, or 47 percent, primarily due to the addition of Big Heart. Excluding Big Heart, gross profit was higher, driven by Dunkin’ Donuts® K-Cup® pods, which were introduced in May 2015, and other favorable volume/mix within the U.S. Retail Coffee segment. The impact of lower net pricing was offset by a reduction in commodity costs.

Selling, distribution, and administrative expenses increased $137.4 million, or 54 percent, primarily driven by the addition of Big Heart, higher selling expense due to royalties related to Dunkin’ Donuts® K-Cup® pods, and a planned increase in marketing expense. Amortization expense also increased driven by the Big Heart acquisition.

Operating income increased $59.0 million, or 23 percent, reflecting the addition of Big Heart, partially offset by an increase in merger and integration costs.

On a non-GAAP basis, gross profit increased $255.1 million, or 48 percent, and operating income increased $91.1 million, or 36 percent.

Net interest expense increased $26.4 million, due to the impact of acquisition-related debt issued in the fourth quarter of 2015. Income taxes increased $13.0 million due to an increase in income before income taxes and a higher effective tax rate. The quarterly effective tax rate increased from 33.7 percent to 34.7 percent.

For the quarter, cash provided by operating activities was $275.4 million, compared to $92.0 million in the prior year. The change in operating cash flow was primarily attributed to an increase in net income adjusted for noncash items and a decrease in working capital, including lower inventory levels. The Company’s working capital initiatives and lower green coffee costs were key drivers of the reduced inventory.

Second Quarter Segment Results

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net Sales	Segment Profit	Segment Profit Margin
FY16 Q2 Results	$586.1	$161.7	27.6%
Change vs prior year	10%	7%	-80bps

Segment net sales increased $53.1 million reflecting favorable volume/mix which contributed 13 percentage points of growth, primarily driven by Dunkin’ Donuts® K-Cup® pods. The Folgers® brand also contributed to net sales growth as volume gains on mainstream roast and ground offerings more than offset lower net price realization. Segment profit increased $10.5 million reflecting the contribution from Dunkin’ Donuts® K-Cup® pods, other favorable volume/mix, and the benefit of lower costs which were mostly offset by lower prices. These combined benefits to segment profit more than offset an increase in marketing expenses.

U.S. Retail Consumer Foods

	Net Sales	Segment Profit	Segment Profit Margin
FY16 Q2 Results	$644.0	$125.4	19.5%
Change vs prior year	(3%)	—	60bps

Segment net sales decreased $20.4 million as net price realization was lower, reflecting price declines on the Pillsbury® and Jif® brands in July 2015 and November 2014, respectively. Favorable volume/mix contributed 1 percentage point of growth to net sales, led by Smucker’s Uncrustables® frozen sandwiches and Eagle Brand® canned milk. The Sahale business contributed an incremental $3.8 million. Segment profit was flat as lower net price realization and higher manufacturing overhead costs offset overall lower commodity costs, primarily for milk, peanuts, and oils, and the impact of favorable volume/mix.

U.S. Retail Pet Foods

	Net Sales	Segment Profit	Segment Profit Margin
FY16 Q2 Results	$566.7	$88.2	15.6%

The segment contributed net sales of $566.7 million, representing low single-digit percent growth compared to Big Heart’s results for the second quarter of the prior year, which were reported under previous ownership. The net sales increase was driven by growth in Milk-Bone® dog snacks and the Natural Balance® brand, while declines in Kibbles ‘n Bits® dry dog food offset much of the overall growth. Profit decreased at a low double-digit percent rate from the comparable measure in the prior year, driven by higher amortization expense related to the acquisition and a planned increase in marketing expense in support of new item launches. This was partially offset by favorable volume/mix and lower commodity costs.

International and Foodservice

	Net Sales	Segment Profit	Segment Profit Margin
FY16 Q2 Results	$280.9	$50.0	17.8%
Change vs prior year	(1%)	33%	460bps

Net sales decreased $3.5 million, as an unfavorable $20.9 million impact of foreign currency exchange more than offset the $10.0 million contribution from Big Heart and the incremental impact of Sahale. Volume/mix was favorable, contributing 2 percentage points of growth to net sales, and net price realization was higher. Segment profit increased $12.4 million, benefiting from higher net price realization in Canada which helped offset costs attributed to sourcing certain products from the U.S., reflecting the impact of a weaker Canadian dollar compared to a year ago. Favorable volume/mix in Foodservice, led by Smucker’s® Uncrustables® frozen sandwiches, also contributed to profit growth.

The J. M. Smucker Company

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended October 31,			Six Months Ended October 31,
	2015	2014	% Increase (Decrease)	2015	2014	% Increase (Decrease)
	(Dollars in millions, except per share data)
Net sales	$2,077.7	$1,481.8	40%	$4,029.7	$2,805.6	44%
Cost of products sold	1,290.4	945.3	37%	2,513.7	1,790.4	40%

Gross Profit	787.3	536.5	47%	1,516.0	1,015.2	49%
Gross margin	37.9%	36.2%		37.6%	36.2%

Selling, distribution, and administrative expenses	389.8	252.4	54%	777.4	505.8	54%
Amortization	53.0	25.2	111%	106.0	50.1	112%
Other special project costs	30.6	2.8	n/m	53.5	11.4	n/m
Other operating expense (income) – net	0.1	1.3	(90%)	(1.8)	1.5	n/m

Operating Income	313.8	254.8	23%	580.9	446.4	30%
Operating margin	15.1%	17.2%		14.4%	15.9%

Interest expense – net	(42.6)	(16.2)	162%	(87.0)	(33.6)	159%
Other (expense) income – net	(1.6)	0.3	n/m	(1.5)	1.6	(191%)

Income Before Income Taxes	269.6	238.9	13%	492.4	414.4	19%
Income tax expense	93.6	80.6	16%	180.0	140.1	28%

Net Income	$176.0	$158.3	11%	$312.4	$274.3	14%

Net income per common share	$1.47	$1.55	(5%)	$2.61	$2.69	(3%)

Net income per common share – assuming dilution	$1.47	$1.55	(5%)	$2.61	$2.69	(3%)

Dividends declared per common share	$0.67	$0.64	5%	$1.34	$1.28	5%

Weighted-average shares outstanding	119,670,298	101,821,374	18%	119,646,026	101,794,922	18%

Weighted-average shares outstanding – assuming dilution	119,680,574	101,824,624	18%	119,657,766	101,800,782	18%

The J. M. Smucker Company

Unaudited Condensed Consolidated Balance Sheets

	October 31, 2015	April 30, 2015	October 31, 2014
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$139.0	$125.6	$105.3
Trade receivables, less allowance for doubtful accounts	605.4	430.1	453.2
Inventories	1,051.4	1,163.6	1,065.2
Other current assets	210.2	340.9	102.1

Total Current Assets	2,006.0	2,060.2	1,725.8

Property, Plant, and Equipment – Net	1,661.5	1,678.3	1,305.0

Other Noncurrent Assets:
Goodwill	6,001.7	6,011.6	3,142.6
Other intangible assets – net	6,839.2	6,950.3	3,003.7
Other noncurrent assets	186.4	182.2	151.4

Total Other Noncurrent Assets	13,027.3	13,144.1	6,297.7

Total Assets	$16,694.8	$16,882.6	$9,328.5

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$341.4	$402.8	$251.3
Short-term borrowings	370.0	226.0	545.9
Other current liabilities	421.3	393.8	206.9

Total Current Liabilities	1,132.7	1,022.6	1,004.1

Noncurrent Liabilities:
Long-term debt	5,494.5	5,944.9	1,884.5
Other noncurrent liabilities	2,834.4	2,828.2	1,274.9

Total Noncurrent Liabilities	8,328.9	8,773.1	3,159.4

Shareholders’ Equity	7,233.2	7,086.9	5,165.0

Total Liabilities and Shareholders’ Equity	$16,694.8	$16,882.6	$9,328.5

The J. M. Smucker Company

Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
	(Dollars in millions)
Operating Activities
Net income	$176.0	$158.3	$312.4	$274.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	54.7	37.9	110.4	76.2
Amortization	53.0	25.2	106.0	50.1
Other noncash adjustments	1.1	(0.1)	(2.4)	(0.2)
Share-based compensation expense	8.7	5.2	16.4	12.1
Loss on disposal of assets – net	1.3	1.5	2.6	2.0
Defined benefit pension contributions	(0.9)	(1.8)	(1.8)	(3.1)
Changes in assets and liabilities, net of effect from businesses acquired:
Trade receivables	(97.7)	(57.7)	(178.5)	(140.7)
Inventories	99.2	22.9	107.6	(130.4)
Accounts payable and accrued items	14.1	(59.5)	(2.6)	(83.6)
Income and other taxes	(59.7)	(51.7)	66.3	(6.1)
Other – net	25.6	11.8	44.1	33.3

Net Cash Provided by Operating Activities	275.4	92.0	580.5	83.9

Investing Activities
Business acquired, net of cash acquired	—	(80.3)	7.9	(80.3)
Additions to property, plant, and equipment	(64.4)	(64.7)	(117.4)	(113.7)
Proceeds from disposal of property, plant, and equipment	0.2	—	0.2	1.2
Other – net	6.3	3.0	13.3	(1.3)

Net Cash Used for Investing Activities	(57.9)	(142.0)	(96.0)	(194.1)

Financing Activities
Short-term borrowings – net	67.4	75.9	144.0	297.5
Repayments of long-term debt	(200.0)	—	(450.0)	(100.0)
Quarterly dividends paid	(80.1)	(65.0)	(156.5)	(123.9)
Purchase of treasury shares	(0.5)	(0.7)	(7.4)	(11.3)
Other – net	0.1	1.6	2.5	9.4

Net Cash (Used for) Provided by Financing Activities	(213.1)	11.8	(467.4)	71.7

Effect of exchange rate changes on cash	1.0	(5.9)	(3.7)	(9.7)

Net increase (decrease) in cash and cash equivalents	5.4	(44.1)	13.4	(48.2)
Cash and cash equivalents at beginning of period	133.6	149.4	125.6	153.5

Cash and Cash Equivalents at End of Period	$139.0	$105.3	$139.0	$105.3

The J. M. Smucker Company

Unaudited Supplemental Schedule

	Three Months Ended October 31,				Six Months Ended October 31,
	2015	% of Net Sales	2014	% of Net Sales	2015	% of Net Sales	2014	% of Net Sales
	(Dollars in millions)
Net sales	$2,077.7	—	$1,481.8	—	$4,029.7	—	$2,805.6	—
Selling, distribution, and administrative expenses:
Marketing	123.0	5.9%	68.6	4.6%	237.8	5.9%	145.0	5.2%
Selling	86.5	4.2%	52.3	3.5%	171.1	4.2%	102.8	3.7%
Distribution	62.3	3.0%	40.6	2.7%	124.0	3.1%	79.7	2.8%
General and administrative	118.0	5.7%	90.9	6.1%	244.5	6.1%	178.3	6.4%

Total selling, distribution, and administrative expenses	$389.8	18.8%	$252.4	17.0%	$777.4	19.3%	$505.8	18.0%

Amounts may not add due to rounding

The J. M. Smucker Company

Unaudited Reportable Segments

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
	(Dollars in millions)
Net sales:
U.S. Retail Coffee	$586.1	$533.0	$1,151.1	$1,035.7
U.S. Retail Consumer Foods	644.0	664.4	1,226.2	1,246.8
U.S. Retail Pet Foods	566.7	—	1,116.6	—
International and Foodservice	280.9	284.4	535.8	523.1

Total net sales	$2,077.7	$1,481.8	$4,029.7	$2,805.6

Segment profit:
U.S. Retail Coffee	$161.7	$151.2	$316.8	$288.8
U.S. Retail Consumer Foods	125.4	125.6	242.9	243.7
U.S. Retail Pet Foods	88.2	—	178.2	—
International and Foodservice	50.0	37.6	80.5	68.1

Total segment profit	$425.3	$314.4	$818.4	$600.6

Interest expense – net	(42.6)	(16.2)	(87.0)	(33.6)
Unallocated derivative gains (losses)	6.0	7.6	(4.0)	(13.8)
Cost of products sold – special project costs	(3.0)	(0.3)	(6.1)	(0.7)
Other special project costs	(30.6)	(2.8)	(53.5)	(11.4)
Corporate administrative expenses	(83.9)	(64.1)	(173.9)	(128.3)
Other (expense) income – net	(1.6)	0.3	(1.5)	1.6

Income before income taxes	$269.6	$238.9	$492.4	$414.4

Segment profit margin:
U.S. Retail Coffee	27.6%	28.4%	27.5%	27.9%
U.S. Retail Consumer Foods	19.5%	18.9%	19.8%	19.5%
U.S. Retail Pet Foods	15.6%	—	16.0%	—
International and Foodservice	17.8%	13.2%	15.0%	13.0%

Non-GAAP Measures

The Company uses non-GAAP financial measures including: net sales excluding the noncomparable impact of acquisitions and foreign currency exchange; non-GAAP gross profit, operating income, income, and income per diluted share; adjusted non-GAAP income and income per diluted share; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); and free cash flow as key measures for purposes of evaluating performance internally. The Company believes that these measures provide useful information to investors because they are the measures used to evaluate performance on a comparable year-over-year basis. Non-GAAP profit measures exclude certain items affecting comparability. These items can significantly affect the year-over-year assessment of operating results and include specific restructuring and merger and integration projects (“special project costs”) that are each nonrecurring in nature as well as unallocated gains and losses on commodity and foreign currency exchange derivatives (“unallocated derivative gains and losses”). Adjusted non-GAAP income per diluted share further excludes the noncash impact of amortization. The Company believes this provides investors an additional metric to evaluate performance and the ability to generate cash necessary to achieve its deleveraging objectives. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses, and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the “Unaudited Non-GAAP Financial Measures” tables.

The J. M. Smucker Company

Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,				Six Months Ended October 31,
	2015	2014	Increase (Decrease)%		2015	2014	Increase (Decrease)%
	(Dollars in millions)
Net sales reconciliation:
Net sales	$2,077.7	$1,481.8	$595.9	40%	$4,029.7	$2,805.6	$1,224.1	44%
Big Heart acquisition	(576.7)	—	(576.7)	(39%)	(1,138.0)	—	(1,138.0)	(41%)
Sahale acquisition	(4.3)	—	(4.3)	—	(12.0)	—	(12.0)	—

Net sales excluding acquisitions	$1,496.7	$1,481.8	$14.9	1%	$2,879.7	$2,805.6	$74.1	3%
Foreign currency exchange	20.9	—	20.9	1%	35.3	—	35.3	1%

Net sales excluding acquisitions and foreign currency exchange	$1,517.6	$1,481.8	$35.8	2%	$2,915.0	$2,805.6	$109.4	4%

Amounts may not add due to rounding.

Net sales excluding acquisitions have been adjusted for the noncomparable impact of the Big Heart and Sahale acquisitions. Big Heart was acquired after the comparable prior year period and Sahale was acquired on September 2, 2014.

The J. M. Smucker Company

Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
	(Dollars in millions, except per share data)
Gross profit reconciliation:
Gross profit	$787.3	$536.5	$1,516.0	$1,015.2
Unallocated derivative (gains) losses	(6.0)	(7.6)	4.0	13.8
Cost of products sold - special project costs	3.0	0.3	6.1	0.7

Non-GAAP gross profit	$784.3	$529.2	$1,526.1	$1,029.7

% of net sales	37.7%	35.7%	37.9%	36.7%

Operating income reconciliation:
Operating income	$313.8	$254.8	$580.9	$446.4
Unallocated derivative (gains) losses	(6.0)	(7.6)	4.0	13.8
Cost of products sold - special project costs	3.0	0.3	6.1	0.7
Other special project costs	30.6	2.8	53.5	11.4

Non-GAAP operating income	$341.4	$250.3	$644.5	$472.3

% of net sales	16.4%	16.9%	16.0%	16.8%

Net income reconciliation:
Net income	$176.0	$158.3	$312.4	$274.3
Income tax expense	93.6	80.6	180.0	140.1
Unallocated derivative (gains) losses	(6.0)	(7.6)	4.0	13.8
Cost of products sold - special project costs	3.0	0.3	6.1	0.7
Other special project costs	30.6	2.8	53.5	11.4

Non-GAAP income before income taxes	$297.2	$234.4	$556.0	$440.3
Income tax expense, as adjusted	102.8	79.0	203.2	148.8

Non-GAAP income	$194.4	$155.4	$352.8	$291.5

Non-GAAP income before income taxes	$297.2	$234.4	$556.0	$440.3
Amortization	53.0	25.2	106.0	50.1

Adjusted non-GAAP income before income taxes	$350.2	$259.6	$662.0	$490.4
Income tax expense, as adjusted	121.1	87.6	242.0	165.8

Adjusted non-GAAP income	$229.1	$172.0	$420.0	$324.6

Weighted-average common shares outstanding	119,159,257	101,123,147	119,124,508	101,075,885
Weighted-average participating shares outstanding	511,041	698,227	521,518	719,037

Total weighted-average shares outstanding	119,670,298	101,821,374	119,646,026	101,794,922
Dilutive effect of stock options	10,276	3,250	11,740	5,860

Total weighted-average shares outstanding - assuming dilution	119,680,574	101,824,624	119,657,766	101,800,782

Non-GAAP income per common share - assuming dilution	$1.62	$1.53	$2.95	$2.86

Adjusted non-GAAP income per common share - assuming dilution	$1.91	$1.69	$3.51	$3.19

The J. M. Smucker Company

Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
	(Dollars in millions)
EBITDA reconciliation:
Net income	$176.0	$158.3	$312.4	$274.3
Income tax expense	93.6	80.6	180.0	140.1
Interest expense – net	42.6	16.2	87.0	33.6
Depreciation	54.7	37.9	110.4	76.2
Amortization	53.0	25.2	106.0	50.1

Earnings before interest, taxes, depreciation, and amortization	$419.9	$318.2	$795.8	$574.3

% of net sales	20.2%	21.5%	19.7%	20.5%

Free cash flow reconciliation:
Net cash provided by operating activities	$275.4	$92.0	$580.5	$83.9
Additions to property, plant, and equipment	(64.4)	(64.7)	(117.4)	(113.7)

Free cash flow	$211.0	$27.3	$463.1	$(29.8)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows, that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this Current Report on Form 8-K, that could cause actual results to differ materially from those expressed include: the ability to successfully integrate acquired businesses in a timely and cost-effective manner and retain key suppliers, customers, and employees; the ability to achieve synergies and cost savings related to the Big Heart acquisition in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to meet the Company’s deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including the introduction of new products; general competitive activity in the market, including competitors’ pricing practices and promotional spending levels; the impact of food security concerns involving either the Company’s or its competitors’ products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; the ability to successfully complete the canned milk divestiture, which is subject to obtaining necessary approvals and consents for the transaction, fulfillment of other transaction conditions, and economic conditions; and risks related to other factors described under “Risk Factors” in other reports and statements filed with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company

For more than 115 years, The J. M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of consumer food and beverage products and pet food and pet snacks in North America with projected annual net sales of approximately $8 billion. In consumer foods and beverages, its brands include Smucker’s®, Folgers®, Jif®, Dunkin’ Donuts®, Crisco®, Pillsbury®, R.W. Knudsen Family®, Hungry Jack®, Café Bustelo®, Martha White®, truRoots®, Sahale Snacks®, Robin Hood®, and Bick’s®. In pet food and pet snacks, its brands include Meow Mix®, Milk-Bone®, Kibbles ‘n Bits®, Natural Balance®, and 9Lives®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Pillsbury® is a trademark of The Pillsbury Company, LLC and Dunkin’ Donuts® is a registered trademark of DD IP Holder LLC.

Dunkin’ Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin’ Donuts® coffee or other products for sale in Dunkin’ Donuts® restaurants. K-Cup® is a trademark of Keurig Green Mountain, Inc., used with permission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark R. Belgya
Name:	Mark R. Belgya
Title:	Senior Vice President and
Chief Financial Officer

Date: November 23, 2015